Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 19, 2025 (except for Note 26, as to which the date is April 29, 2025) in Amendment No. 5 to the Registration Statement (Form F-1 No. 333-276163) and the related Prospectus of Aspen Insurance Holdings Limited for the registration of Class A ordinary shares.
/s/ Ernst & Young Ltd.
Hamilton, Bermuda
April 29, 2025